Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Monday October 30, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary Alberta, Canada Westsphere Asset Corporation, Inc. today announces the calling of a special meeting of the shareholders This meeting is scheduled to take place in Calgary, Alberta on the 12th day of December 2009 at #12, 3620 – 29th Street N.E. at 11:00 AM.

“We are currently in the process of meeting with our legal and financial advisors in regards to the ongoing reorganization within the Westsphere Group of Companies in order to maintain our ability to meet our listing requirements with the SEC.  These are challenging times for small cap companies particularly in regards to the internal control audit requirements which are scheduled for our 2010 annual filing period” advises Doug Mac Donald, Westsphere’s President and CEO.  “The management group and the Board have spent an inordinate amount of time and effort to get a reorganization that is both manageable and brings the most value to our shareholder owners.  We are in the final stages and once we have the approved plan in place we will outline our plan prior to our special meeting.  Please watch for updates on our website .”

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a financial holding company in

Canada.  The Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM),

Point of Sale Machines (POS), Online Computer Banking (OCB) and

E-Commerce transaction security and payment.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System with its Switch Processor Westsphere

Systems Inc.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 591,726

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    : Voting Preferred- 1,417,118

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.